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                                                                                                    Exhibit 12.1


                                              Grove Worldwide LLC
                               Computation of Ratio of Earnings to Fixed Charges
                                             (dollars in thousands)

                                                                Fiscal Year Ended
                                       -------------------------------------------------------------------------
                                       October 2,   October 1,    September 30,    September 28,   September 27,
                                          1993         1994           1995             1996            1997
                                          ----         ----           ----             ----            ----
Earnings (loss) before income taxes      $6,168       $4,203        $35,782          $47,636         $68,469

Interest expense                          2,771        3,170          2,614            3,326           2,042

Amortization of deferred
  financing costs                             -            -              -                -               -

Portion of rent expense
  representative of interest (a)            850          832            535              935           1,162
                                         ------       ------        -------          -------         -------

Earnings before fixed charges            $9,789       $8,205        $38,931          $51,897         $71,673
                                         ======       ======        =======          =======         =======

Fixed charges:
  Interest expense                       $2,771       $3,170        $ 2,614          $ 3,326         $ 2,042

Amortization of deferred
  financing costs                             -            -              -                -               -

  Portion of rent expense
    representative of interest (a)          850          832            535              935           1,162
                                         ------       ------        -------          -------         -------

    Total fixed charges                  $3,621       $4,002        $ 3,149          $ 4,261         $ 3,204
                                         ======       ======        =======          =======         =======

Ratio of earnings to fixed charges          2.7          2.1           12.4             12.2            22.4
                                         ======       ======        =======          =======         =======

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                                                                           Pro forma
                                         Six Months Ended     ----------------------------------
                                       ---------------------  Fiscal Year Ended    Six Months
                                       March 27,   March 28,    September 27,    Ended March 28,
                                         1997        1998           1997              1998
                                         ----        ----           ----              ----
Earnings (loss) before income taxes     $27,956     $14,422        $33,015           $(4,676)

Interest expense                          1,449       1,779         38,339            19,029

Amortization of deferred
  financing costs                             -           -          1,500               750

Portion of rent expense
  representative of interest (a)            663         772          1,162               772
                                        -------     -------        -------           -------

Earnings before fixed charges           $30,068     $16,973        $74,016           $15,875
                                        =======     =======        =======           =======

Fixed charges:
  Interest expense                      $ 1,449     $ 1,779        $38,339           $19,029

Amortization of deferred
  financing costs                             -           -          1,500               750

  Portion of rent expense
    representative of interest (a)          663         772          1,162               772
                                        -------     -------        -------           -------

    Total fixed charges                 $ 2,112     $ 2,561        $41,001           $20,551
                                        =======     =======        =======           =======

Ratio of earnings to fixed charges         14.2         6.7            1.8               (b)
                                        =======     =======        =======           =======

(a) Deemed to be one-third of interest expense
(b) Pro forma earnings before fixed charges were insufficient to cover fixed charges by $4,825 for the six months ended March 28, 1996. Earnings for the six months March 28, 1996 include non-cash charges of $9,023.

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